                                                                  Exhibit 10.124


                    CONSTRUCTION LOAN AND SECURITY AGREEMENT



                                     BETWEEN



                             ALS-CLARE BRIDGE, INC.



                                       AND



                                 SOVEREIGN BANK






                             DATED AS OF MAY 1, 1998

                                      INDEX

Section Heading                                                              Page
1.       The Loan..............................................................1

2.       The Project...........................................................1

3.       Construction Contracts; Capital Costs.................................1

4.       Collateral; General Assignment........................................1

5.       Conditions Precedent..................................................3

6.       Disbursement and Application of Loan Proceeds.........................3

7.       Representations and Warranties........................................5

8.       Construction of Improvements..........................................7

9.       Completion............................................................7

10.      Extensions of Construction Period; Failure to Achieve
           Breakeven Operation.................................................8

11.      Other Construction Obligations and Covenants of Borrower..............9

12.      Change Orders........................................................10

13.      Inspections..........................................................10

14.      No Representation by Inspections.....................................10

15.      Compliance With Contracts............................................11

16.      Compliance With All Laws.............................................11

17.      Proof of Title.......................................................11

18.      Warrant of Attorney..................................................11

19.      Indemnity............................................................11

20.      Defaults.............................................................11

                                      (i)

Section Heading                                                             Page


21.      Cross Default and Cross Collateralization............................11

22.      Notices..............................................................12

23.      Severability.........................................................12

24.      Third Parties........................................................12

25.      Complete Agreement...................................................12

26.      Governing Law........................................................12

27.      Waiver of Jury Trial.................................................12

28.      Counterparts.........................................................12

29.      Miscellaneous........................................................12




                                    EXHIBITS

         A        -        Legal Description of Property
         B        -        List of Plans
         C        -        Statement of Sources and Application of Funds
         D        -        Loan Advance Requisition Form
         E        -        Loan Advance Certificate




                                      (ii)

                    CONSTRUCTION LOAN AND SECURITY AGREEMENT

         This Agreement is made as of this 1st day of May, 1998 between ALS-CLARE BRIDGE, INC. ("Borrower"), a Delaware corporation with an address at c/o Alternative Living Services, Inc., 450 North Sunnyslope Road, Brookfield, Wisconsin 53003 and SOVEREIGN BANK, ("Bank"), with an address at Two Aldwyn Center, Lancaster Avenue and Route 320, Villanova, Pennsylvania 19085.

         Intending to be legally bound, Borrower and Bank hereby agree as follows:

         1. The Loan. Pursuant to a Commitment Letter dated February 9, 1998 (such letter, including the General Conditions attached thereto, the "Commitment Letter") and subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower Three Million Four Hundred Fifty Thousand Dollars ($3,450,000) (the "Funds" or the "Loan"). All capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Commitment Letter.

         2. The Project. Borrower owns approximately 5.0 acres of land situated near the intersection of Blue Course and Whitehall Road, Furguson Township, Centre County, Pennsylvania and more fully described in Exhibit A attached hereto (the "Property"), and proposes to construct thereon a 20,987 square foot assisted living facility and related site improvements (the "Improvements") as more fully described in the plans, drawings and specifications prepared by Adrian Guszkowski (the "Architect"), delivered to Bank and listed in Exhibit B attached hereto, as modified by any Change Orders effected in accordance with the terms hereof (the "Plans"). The Property and the Improvements are sometimes hereinafter collectively called the "Project".

         3. Construction Contracts; Capital Costs. Borrower, as owner of the Property, has entered into an agreement (the "Architect's Agreement") with the Architect for the rendering of architectural services in connection with the Project, and a guaranteed maximum price general construction contract dated February 24, 1998 (the "General Contract") with Continuing Care Concepts, Inc. (the "General Contractor") for the construction of the Improvements. The Statement of Sources and Application of Funds attached hereto as Exhibit C is an estimate of the capital requirements for the Project. Borrower will use the Funds only to finance costs that have been or will be incurred by Borrower to construct and complete the Improvements and other costs associated with the development of the Project.

         4. Collateral: General Assignment. Borrower hereby grants to Bank, as security for the performance of this Agreement and payment of the principal of and interest on the Note and all advances now or hereafter made by Bank to or for the benefit of Borrower under this Agreement, the Mortgage or any instrument delivered to Bank pursuant to this Agreement or any other evidence of indebtedness, a security interest in (a) all materials delivered to the site of the Project but not yet incorporated therein, now owned or hereafter acquired,
(b) all machinery, equipment, fixtures, furnishings, furniture, appliances, general intangibles, accounts and other personalty of Borrower, now owned or hereafter acquired, and intended to be incorporated into or used in connection with construction or completion of the Improvements, (c) all insurance on all the foregoing and the proceeds of any sale or exchange of the foregoing in whole or in part, and (d) all property of Borrower which at any time Bank shall have or have the right to have in its possession, or which is in transit to it, including without limitation, any balance or share of any deposit, trust, agency, escrow or other account with Bank and any amounts which may be owing from time to time by Bank to Borrower. Borrower hereby also assigns and grants to Bank a security interest in, and agrees Bank shall have and be able to exercise, until all amounts payable to Bank under the Note, the Mortgage: or this Agreement have been paid in full, all of Borrower's right, title and interest in, to and under all contracts, instruments, documents, licenses, permits, surveys, approvals and agreements of any kind relating to construction of the Improvements or marketing, sale, leasing, financing or operation of all or any part of the Project, now owned or hereafter acquired, and the; proceeds of any of the foregoing, including without limitation the Plans, the General Contract, the Architect's Agreement and the Project Permits (as hereinafter defined) provided that so long as no Event of Default (as hereinafter defined) shall have occurred and be continuing hereunder, Borrower shall have the benefits of such right, title and interest, except Borrower shall not terminate, cancel or amend or suffer or permit the termination, cancellation or amendment or default or expiration of any assigned instrument without Bank's prior approval, except for any amendment (i) for which Bank's consent is not otherwise expressly required by the terms of the Collateral Documents (as hereinafter defined), (ii) which does not increase the cost of the Project or otherwise jeopardize or adversely affect the completion or operation of the Project or Bank's security for the Loan and (iii) of which Bank is given a copy. Borrower shall continue to be solely liable for all obligations of Borrower under any assigned instrument and neither Borrower nor any other party thereto shall look to Bank to pay or perform any of such obligations unless and until Bank shall have notified such party in writing that Bank has elected to assume such obligations, and then only to the extent set forth in such assumption. In the event of foreclosure of the Mortgage, the purchaser at such foreclosure shall also acquire all of the right, title and interest of Borrower in, to and under said contracts, instruments, documents, licenses, permits, surveys, approvals and agreements, but such purchaser shall be liable only for the obligations expressly assumed by such purchaser. The foregoing constitutes a security agreement under the Uniform Commercial Code.

           For purposes of this Agreement, the term "Collateral" shall mean the right, title and interest of Bank in the property described in the Mortgage and the property described in this Section 3, and the term "Collateral Documents" shall mean such instruments and the Surety and the Completion Guaranty (each as hereinafter defined).

           Borrower will execute or join with Bank in executing such financing statements and continuation statements under the Uniform Commercial Code or other applicable law as Bank may specify in order to perfect and maintain perfection of Bank's security interest in any of the Collateral and will pay the costs of filing the same in such public offices as Bank may designate.

           5. Conditions Precedent. The obligation of Bank to make the first advance of the Funds hereunder is subject to the condition precedent that Bank shall have received (a) each of the items specified in Section 1 of the General Conditions to the Commitment Letter in form and substance satisfactory to Bank and Bank's counsel, and (b) the commitment fee specified in Section 5(A)(i) of the Commitment Letter.

           6. Disbursement and Application of Loan Proceeds. So long as there has occurred no Event of Default or any event or condition which, with the passage of time or giving of notice or both could become an Event of Default, Bank shall be obligated to advance the Funds against the Note upon Borrower's request during the period commencing on the date of this Agreement and ending no later than the last day of the eighteenth full month thereafter (the "Construction Period") (as such period may be extended in accordance with
Section 10 of this Agreement), in amounts not in excess of costs which have been incurred by Borrower for the development of the Project, as verified by Bank, pursuant to Exhibit C and the Plans and subject to all limitations set forth in the notes to Exhibit C.

           Each request for an advance shall be made by a loan advance requisition in the form attached hereto as Exhibit D, delineating the Funds to be drawn against each item listed in Exhibit C (or at Bank's request, against a more detailed breakdown of items). Each loan advance requisition shall be accompanied by (a) as Bank may require from time to time, a copy of the AIA form of requisition to Borrower from the General Contractor; (b) a certificate of Borrower in the form attached hereto as Exhibit E; (c) an approval by Bank's inspector of the requested advance; and (d) if requested by Bank, an endorsement to the Bank's title insurance policy insuring Bank against any loss occasioned by any liens of record, statutory or otherwise, held by mechanics, workmen, contractors, suppliers or the employees or agents of any of them with respect to the Project and that since the issuance of the Bank's Title Insurance Policy or the last such endorsement, there has been no change in the state of title to the Property and there have occurred no survey or other exceptions not previously approved by Bank.

           Anything herein to the contrary notwithstanding, (i) advances of the Funds pursuant to Borrower's request shall be limited to no more than once every two weeks, except as Bank in its discretion may otherwise permit from time to time, (ii) each Loan advance requisition shall be for a minimum aggregate amount of $100,000; and (iii) the aggregate of all advances made by Bank at any time shall not exceed, in Bank's opinion, the value of work done and materials physically incorporated into the Improvements or delivered to and securely stored on the Property.

           Sums advanced under the Note from time to time shall be deposited by Bank into an account of Borrower at Bank, except that upon the occurrence of an Event of Default, Bank shall have the option of disbursing the Funds directly to the third parties to whom payments are due for Project costs. All payments for Project costs made by Borrower shall be made promptly from accounts at Bank regardless of the source of funds therefor. Bank may require copies of any or all checks written by Borrower or the General Contractor for payment of Project costs to be submitted to and approved by Bank prior to issuance. In no event shall any Funds be used by Borrower for any purpose other than payment of the costs and expenses shown on Exhibit C without Bank's prior specific written approval.

           Anything herein to the contrary notwithstanding, Bank may from time to time, at its option, without requests or orders or vouchers from Borrower, advance Funds against the Note and disburse the same to itself for payment of interest due and payable under the Note.

           Any Project costs incurred in excess of the respective budgeted amounts for the items shown on Exhibit C shall be promptly paid by Borrower from sources other than the Funds. Should it appear at any time that the balance of the Funds to be advanced against the Note is insufficient, in Bank's reasonable judgment, to complete the Improvements, Bank may require that Borrower pay, and Borrower will pay to Bank within 30 days of receipt of notice from Bank, for disbursement by Bank, an amount equal to the deficiency, as determined by Bank, and Bank shall not be obligated to make any further advances of the Funds until such amount is paid to Bank and disbursed for payment of Project costs. Notwithstanding the foregoing provisions, if the whole amount allocated to any component of Project cost as set forth on Exhibit C is not, or in Bank's judgment, will not be expended to complete the work covered by such component, with Bank's approval, Borrower may request such excess to be reallocated and used for any other component of Project cost as set forth on Exhibit C prior to making any deposit required by the previous sentence, provided that any proposed reallocation of Project cost components included under the General Contract shall also be approved by the General Contractor.

           All conditions to the obligation of Bank to make advances hereunder are imposed solely and exclusively for the benefit of Bank and its assigns, and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Bank will make or not make advances in the absence of strict compliance with any or all thereof, and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Bank at any time if, in its sole discretion, it deems it advisable to do so. In no event shall any other party be deemed to be a beneficiary of the Funds that may be advanced to Borrower pursuant to the terms hereof or have any right to an accounting therefor. Bank shall not in any way or for any purpose be deemed to be or to become a partner of or a joint venturer or a member of a joint enterprise with Borrower in connection with the construction or installation of the Improvements or the ownership, development or operation of the Project or the Loan contemplated herein.

           7. Representations and Warranties. Borrower represents and warrants that:

                    (a) Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, is duly qualified and in good standing to conduct business in those jurisdictions in which its ownership of property or the conduct of its business requires such qualification, and has the requisite power and authority to make and perform its obligations under this Agreement, the Note and the Collateral Documents and under all other documents delivered to Bank pursuant hereto and to carry out the transactions contemplated hereby and thereby.

                    (b) The execution, delivery and performance of this Agreement and the execution and delivery of the Note and the Collateral Documents have been duly authorized by all requisite corporate action of Borrower and will not violate any provision of law or any, judgment, order or regulation of any court or of any public or governmental agency or authority applicable to Borrower or the certificate of incorporation or by laws of Borrower or conflict with or result in a breach of any of the terms, conditions or provisions of or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of Borrower pursuant to the terms of any agreement, indenture or instrument to which Borrower is a party or by which Borrower or any of its properties are bound.

                    (c) This Agreement, the Note and the Collateral Documents when executed and delivered by Borrower will be the legal, valid and binding obligations of the parties thereto in accordance with their respective terms.

                    (d) There is no claim, litigation or governmental proceeding against Borrower now pending or, to the knowledge of Borrower, threatened, which is substantial in amount or which, if adversely determined would have a material adverse effect on the financial condition or business of Borrower, or would adversely affect the Project or the ability of Borrower to perform its respective obligations under this Agreement, the Note or the Collateral Documents, except such as are adequately covered by insurance and have been disclosed in the financial statements hereinafter referred to or except such as have been disclosed to Bank in writing.

                    (e) Borrower has filed all federal, state and local tax returns required to be filed and has paid all taxes as shown on said returns to be due.

                    (f) Borrower has no knowledge of any violation, nor is there any notice or other record of any violation, of any zoning, subdivision, environmental, building or other statute, ordinance, regulation, restrictive covenant or other restriction applicable to the Property or the Project.

                    (g) The Plans, the Property, the construction thereon of the Improvements as contemplated by this Agreement, the use of the Property and the Improvements for the purpose contemplated hereby and the development, construction and operation of the Project do and shall, in all respects, comply with, and are lawful, permitted and conforming uses under, all applicable building, fire, safety, subdivision, zoning, sewer, environmental, securities, health, insurance and other laws, ordinances, rules, regulations and plan approval conditions of any governmental or public body or authority and Borrower has obtained all permits, licenses or approvals from such governmental or public bodies or authorities which are a necessary precondition to the construction of the Improvements.

                    (h) No approval, consent or authorization of, or registration, declaration or filing with, any governmental or public body or authority is required in connection with the valid execution, delivery and performance of this Agreement, the General Contract or the Collateral Documents, the issuance of the Note or the carrying out by Borrower of the transactions contemplated hereby, except such as have been or will, prior to the first advance hereunder, be obtained.

                    (i) There exist no liens, encumbrances or other charges against the Property, the Improvements or any property relating thereto other than the Mortgage and the security interests created hereby or pursuant hereto, including statutory and other liens of mechanics, workmen, contractors, subcontractors, suppliers, taxing authorities (other than taxes not yet due and payable) and others, except those disclosed to and approved by Bank (the "Permitted Liens").

                    (j) All utility services necessary for construction and operation of the Project, including water supply, storm and sanitary sewer facilities, gas, electricity and telephone facilities are, or prior to the Completion Date (as hereinafter defined) will be, available within the boundaries of the Property.

                    (k) All roads necessary for the full utilization of the Property and the Improvements for their intended purposes have either been completed or the necessary rights-of-way therefor have been acquired by the appropriate governmental authority or others or have been or will, prior to the Completion Date, be dedicated to public use and accepted by such governmental authority, and all necessary steps have been taken by Borrower and all such governmental authority or others to assure complete construction and installation thereof by the Completion Date.

                    (1) The General Contract is in full force and effect and has not been amended, modified or altered without Bank's written consent, and Borrower is not in default thereunder, and, to the best knowledge and information of Borrower, the General Contractor is not in default under the General Contract, and there are no events, occurrences or conditions which with the passage of time or the giving of notice or both, would constitute a default thereunder.

          All of the above representations and warranties shall be continuing and survive the making of this Agreement and the issuance of the Note.


           8. Construction of Improvements. Borrower will proceed diligently to construct the Improvements upon the Property, according to Exhibit C and the Plans, without delay or stoppage of fifteen working days or more, in a good and workmanlike manner, employing therefor workmen and materials satisfactory in quantity and quality to Bank.

           9. Completion. The Improvements shall be completed on or before the date that is eighteen (18) months from the date of this Agreement (the "Completion Date") and at completion the Property and the Improvements shall be free of any and all private or governmental charges or claims (filed or not) of any nature, except for the Mortgage, the 1 security interests created hereby, other interests granted to Bank and the Permitted Liens. Borrower will deliver to Bank certified copies of all use, occupancy or completion certificates in connection with the Project, immediately upon issuance.

           As used in this Agreement the terms "complete", "completed" and "completion" mean, with respect to the Improvements, that:

                    (a) all Improvements are, in Bank's reasonable judgment, substantially physically complete in accordance with the Plans;

                    (b) Borrower has received all permits, approvals and certificates required by law prior to the use and occupancy thereof and has furnished true copies of such permits, approvals and certificates to Bank;

                    (c) the Property and the Improvements are free of any and all private or governmental charges, claims or liens (filed or not) of any nature excepting only the Mortgage, the security interests created hereby or pursuant hereto, other liens in Bank's favor and Permitted Liens; and

                    (d) The Project has achieved "breakeven operation". For purposes of this Agreement, the term "breakeven operation" shall mean that the Project's "debt service coverage ratio" as defined in Section 4.03 of the Mortgage is not less than 1.0 to 1. For purposes of this Section 9, the determination of "breakeven operation" shall be based on Project operating statements submitted in accordance with Section 11. Further, for purposes of this Section 9 and Section 10, the determination of "breakeven operation" shall be made assuming that debt service consists of interest payable on the amount of the Loan outstanding after the final requisition, at a rate equal to the Fixed Rate (as defined in the Note) determined on the fifteenth day of the month for which any operating statement is submitted based on a five (5) year Fixed Rate Period, and amortizing as provided in the Note.

           10. Extensions of Construction Period: Failure to Achieve Breakeven Operation. Borrower shall have the option of extending the duration of the Construction Period beyond eighteen months for one (1) additional six (6) month period upon satisfaction of the following terms and conditions:

                    (a) Borrower shall give not less than thirty (30) nor more than sixty (60) days' prior written notice to Bank of Borrower's request to extend the maturity date of the Note for the additional six month period;

                    (b) Bank shall have received the commitment fee specified in Section 5(A)(ii) of the Commitment Letter; and

                    (c) At and as of the time any such extension is to take effect

                            (i)     the Project shall not have achieved
         breakeven operation;

                            (ii) there shall have occurred no Event of Default, or any event or condition which, with the passage of time or giving of notice or both could become an Event of Default, provided that if Borrower cures any such event or condition existing at such time, within the applicable grace period set forth herein, if any, this condition shall be deemed satisfied as of the date of such cure;

                            (iii) the costs incurred to date and remaining to be incurred for the completion of construction of the Improvements are within the budgeted amounts set forth on Exhibit C; and

                            (iv) the amount remaining in the budget category interest reserve is, in Bank's reasonable judgment, sufficient to cover the payment of interest during the remaining term of the Construction Period, as extended.

           Notwithstanding anything to the contrary in this Section 10 or in this Agreement, the Construction Period shall end on the last day of the month selected by Borrower after the Project achieves breakeven operation, but not later than the eighteenth month after the execution of this Agreement (or the twenty-fourth month if the Borrower elects to extend such period in accordance with this Section 10). On the first day of the month immediately following the month in which the Construction Period ends, Borrower shall pay to Bank the commitment fee specified in Section 5(B) of the Commitment Letter.

           If the Project fails to achieve breakeven operation by failing to generate net operating income sufficient to meet the required debt service coverage ratio, the entire outstanding principal amount of the Note and all interest accrued thereon shall be due and payable on the last day of the Construction Period (as it may have been extended), unless Borrower shall promptly (i) make a prepayment sufficient to reduce projected debt service such that the required debt service coverage ratio is met (such amount, the "Shortfall") or (ii) obtain and deliver to Bank a letter of credit in form and substance acceptable to Bank for a term of twelve (12) months, equal to the Shortfall, but in no case to exceed $1,000,000, or (iii) provide Bank with some combination of prepayment and letter of credit in the combined amount of the Shortfall. If Borrower delivers a letter of credit, Borrower shall either (x) achieve breakeven operation, or (y) make a prepayment equal to the Shortfall (as reduced by any prepayment made in accordance with Subsections (i) or (iii) above). If Borrower has not achieved breakeven operation or made such required prepayment at least ten (10) days before the expiration of the letter of credit, Bank may exercise its right to draw on the letter of credit up to the amount of the Shortfall.

           11.      Other Construction Obligations and Covenants of Borrower.

                    (a) Borrower will not, without first obtaining written approval of Bank, (i) execute any contract, subcontract or purchase order or permit any subcontract or purchase order to be executed by any person or persons with whom it has contracted in connection with the Improvements (except for such contracts, subcontracts or purchase orders that have been executed prior to the date hereof and that have been approved by Bank) unless the amounts thereof are within the amounts budgeted therefor as set forth on Exhibit C; or (ii) execute any amendment or modification to the Plans, the General Contract or any contract the effect of which would be either to increase or decrease the amount to be paid by or on behalf of Borrower under any contract except as permitted by
Section 12 of this Agreement.

                    (b) Borrower will not, without Bank's prior written consent, contract for any services, work or materials if such are not required by the Plans or if payment therefor is required to be made regardless of the nondelivery or nonfurnishing of such materials or services or work.

                    (c) Borrower will forward to Bank promptly after receipt, copies of all notices, permits or other documents (excepting only notices for non-delinquent taxes due) received by Borrower from any governmental authority relating to the Property or the Improvements or from any person claiming a mechanic's or materialmen's lien against the Property or the Project.

                    (d) Prior to making final payment under any contract relating to construction of the Improvements, Borrower will, upon Bank's written request, require the contractor thereon to deliver to Borrower, from such contractor and all of such contractor's subcontractors or materialmen, a general release of mechanics' and materialmen's liens and Borrower will promptly deliver to Bank copies of all such releases so obtained, certified by Borrower to be true and correct.

                    (e) Beginning no later than the first month following the opening of the Facility, Borrower shall submit, no later than twenty (20) days after the end of each month, an operating statement for the Project, detailing, inter alia, the number of beds occupied and the actual net operating income (as defined in the Mortgage) of the Project in the preceding month. At the expiration of the Construction Period, and provided there exists no Event of Default (as defined in the Mortgage) or condition which, with the passage of time, the giving of notice or both would become an Event of Default, Borrower shall have no further obligation to submit such operating statements.

           12. Change Orders. Borrower will not permit, without the prior written consent of Bank, the performance of any work pursuant to any amendment or modification of the Plans, the General Contract or any subcontract or purchase order (any such amendment or modification being hereinafter called a "Change Order") which (a) would impair the Project, (b) would result in an increase or decrease in excess of $10,000 in the aggregate of the contract prices for the construction of the Improvements or (c) when aggregated with other Change Orders theretofore effected, would result in an increase or decrease in excess of $50,000 in the aggregate of the contract prices for the construction of the Improvements.

           13. Inspections. Borrower will permit and assist Bank or Bank's representatives to make inspections of the Property and the Improvements and Borrower's books and records relating thereto at such time or times as Bank may reasonably request. Borrower agrees to pay Bank an inspection fee of $500.00 for each site visitation conducted by Bank or its representative until the principal of and interest on the Note have been paid in full, provided that such visits at Borrower's expense shall not be conducted more frequently than once in connection with each request for an advance of Funds except when Borrower requests and Bank agrees to more than one advance of the Funds per calendar month and during such periods as an Event of Default shall have occurred and be continuing. If upon any such inspection, Bank in writing condemns as unsound or improper and not in substantial compliance with the Plans, any portion of the Improvements or any materials used or to be used therein, Borrower will within 24 hours commence to remove from the Property or the Improvements (as the case may be) all condemned materials, and will take down and replace (or, at Bank's option, repair) any portion of the Improvements so condemned.

           14. No Representation by Inspections. Bank's inspections are solely for the protection of Bank's security and no action or inaction by Bank shall constitute any representation that the Improvements comply with the Plans or that the Improvements are sound or free from defects in material, design or workmanship or that Bank approves thereof.

           15. Compliance With Contracts. Borrower will comply with all requirements and satisfy all conditions of all contracts, bonds or insurance which insure or relate to all or any part of this Agreement, the Property, the Improvements or Borrower. The foregoing includes without limitation compliance with all the terms and satisfaction of all the conditions of the General Contract. In the event of a failure by Borrower to comply with any of such terms or satisfy any of such conditions, Bank may undertake such compliance or satisfaction on Borrower's behalf and any sums expended by Bank in connection therewith shall be deemed advances hereunder against the Note and secured by the Collateral Documents.

           16. Compliance With All Laws. Borrower will comply with all laws applicable to Borrower or the Property or the Improvements, including without limitation zoning and use laws and building restrictions and regulations.

           17. Proof of Title. Borrower will deliver to Bank, upon demand, any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any materials, fixtures, equipment, machinery, appliances, furniture, furnishings or other personal property incorporated in the Improvements or subject to the lien of the Mortgage or included in the Collateral.

           18. Warrant of Attorney. Borrower hereby irrevocably appoints Bank as attorney-in-fact to do in Borrower's stead all things believed by Bank reasonably necessary to effect performance of this Agreement, including without limitation filing notices in public records and endorsing checks or drafts payable to Borrower and Bank jointly. The foregoing appointment is coupled with an interest and is solely for protection of Bank's security and, therefore, is not intended to confer any right of action on any third party.

           19. Indemnity. Borrower hereby indemnifies Bank and agrees to hold Bank harmless from any loss, expense or damage on account of anything arising out of or in connection with this Agreement, the Note, the Collateral Documents, the Property, the Improvements or any of the documents and instruments delivered to Bank in compliance with this Agreement unless caused solely by the Bank's gross negligence or willful misconduct. This indemnity shall survive the completion of the Improvements and payment of the Note.

           20. Defaults. The occurrence of an "Event of Default" as defined in the Mortgage shall constitute an event of default hereunder and under the Note and the Collateral Documents.

           21. Cross Default and Cross Collateralization. The Loan and the Mortgage are cross defaulted and cross collateralized with loans given or being given from Bank to (a) Borrower (the "East Hempfield Loan"), (b)
ALS-WovenHearts, Inc. (the "Bristol Loan"), (c) ALS-WovenHearts, Inc. (the "Chambersburg Loan"), and (d) ALS-Wynwood, Inc. (the "New

Castle Loan") (the East Hempfield Loan, the Bristol Loan, the Chambersburg Loan and the New Castle Loan are hereinafter collectively referred to as the "Other Loans") so that an Event of Default (as defined in the Mortgage) under this Loan or the Other Loans shall constitute an Event of Default under this Loan and all of the Other Loans, and the mortgaged property for each of this Loan and the Other Loans shall secure this Loan and all of the Other Loans.

           22. Notices. Any notice, demand or request under this Agreement shall be made in accordance with Section 6.03 of the Mortgage.

           23. Severability. If any provision hereof or of the Note is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof.

           24. Third Parties. This Agreement shall be binding upon and inure to the benefit of Bank and Borrower and their respective successors and assigns. Borrower may not, without the prior written consent of Bank, assign any of its rights or obligations under this Agreement. The parties intend that no other person or entity is to have any claim or any interest under this Agreement, and no other person or entity is to have any right of action hereon or hereunder.

           25. Complete Agreement. Taken together with the Note, the Collateral Documents and the other instruments, contracts and documents delivered in compliance herewith, this Agreement is a complete memorandum of the agreement of Borrower and Bank. Waivers or modifications of any provision hereof must be in writing signed by the party to be charged with the effect thereof.

           26. Governing Law. Except to the extent applicable law may require otherwise, this Agreement shall be construed in accordance with and governed by the substantive laws of the Commonwealth of Pennsylvania.

           27. Waiver of Jury Trial. Borrower and Bank hereby waive the right to trial by jury in any action arising hereunder.

           28. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           29. Miscellaneous. The captions preceding the text of the Sections of this Agreement are for convenience of reference and shall not constitute a part of this Agreement, nor shall they in any way affect its meaning, construction or effect. Unless the context clearly indicates a contrary intent:

                    (a) The term "Borrower" shall mean the person oar persons specifically named herein as "Borrower" and their respective heirs, executors, administrators, successors and assigns;

                    (b) The term "Bank" shall mean the person specifically named herein as "Bank" or any successor to or assignee of its rights hereunder and under the Note;

                    (c) The word "person" shall mean individual, corporation, partnership, joint venture or unincorporated association;

                    (d)      The use of any gender shall include all genders;

                    (e) The singular number shall include the plural and the plural the singular as the context may require;

                    (f) If Borrower is more than one person, all agreements, conditions, covenants, provisions, stipulations, warrants of attorney, authorizations, waivers, releases, options, undertakings, indemnities, rights and benefits made or given by Borrower shall be joint and several and shall legally bind and affect all persons who are defined as "Borrower" as fully as though all of them were specifically named herein wherever the term "Borrower" is used, and each of them shall be deemed to have made the representations and warranties of herein set forth.


               [THE REMAINDER OF THIS PAGE INTENTIONALLY OMITTED]

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         BORROWER:

                         ALS-CLARE BRIDGE, INC., a
                         Delaware corporation


                         By:      /s/ Thomas E. Komula
                                -----------------------------------
                         Name:    Thomas E. Komula
                                -----------------------------------
                         Title:   Vice President
                                -----------------------------------



                         BANK:

                         SOVEREIGN BANK

                         By:      /s/ William J. Mattern
                                -----------------------------------
                         Name:    William J. Mattern
                                -----------------------------------
                         Title:   Assistant Vice President
                                -----------------------------------

                                    EXHIBITS


A        -        Legal Description of Property

B        -        List of Plans

C        -        Statement of Sources and Application of Funds

D        -        Loan Advance Requisition Form

E        -        Loan Advance Certificate